       As filed with the Securities and Exchange Commission on November 6, 1998.

                                                      Registration No. 033-58629

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                          -----------------------------



                                 POST-EFFECTIVE
                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          -----------------------------


                                  AMRESCO, INC.
             (Exact Name of Registrant as Specified in its Charter)


           DELAWARE                                             59-1781257
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                              Identification No.)






                       700 NORTH PEARL STREET, SUITE 2400,
                            LB 342, DALLAS, TX 75201
               (Address of Principal Executive Offices) (Zip Code)



                 AMRESCO, INC. 1995 EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)



                               L. KEITH BLACKWELL
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                                  AMRESCO, INC.
                       700 NORTH PEARL STREET, SUITE 2400,
                         LB 342, DALLAS, TX 75201
                    (Name and address of agent for service)

                                 (214) 953-7700
          (Telephone number, including area code, of agent for service)




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



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "Commission") by AMRESCO, INC. (the "Company" or the "Registrant") are incorporated by reference into this Registration Statement and are deemed to be a part hereof from the date of the filing of such documents:

         (1) The Company's Annual Report on Form 10-K for its fiscal year ended December 31, 1997 (filed March 27, 1998; File No. 001-11599).

         (2) All reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1997.

         (3) The description of Common Stock contained in the Company's Registration Statement on Form 8-A (filed May 30, 1997; File No. 000-08630), including all amendments or reports filed for the purpose of updating such description.

         (4) All other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this Registration Statement have been sold or which deregisters all securities that remain unsold.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The legality of the shares of Common Stock being registered hereby has been passed upon for the Company by L. Keith Blackwell, General Counsel of the Company. As of October 23, 1998, Mr. Blackwell owned beneficially 32,295 shares of Common Stock (excluding 12,265 unvested shares allocated under the Company's restricted stock plan) and held options to purchase 213,275 shares of Common Stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company's Restated Certificate of Incorporation, as amended (the "Certificate"), and the Company's Amended and Restated Bylaws (the "Bylaws") provide that the Company shall indemnify, to the full extent permitted by law, any person against liabilities arising from their service as directors, officers, employees or agents of the Company. Section 145 of the General Corporation Law of the State of Delaware ("DGCL") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Section 145 also empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless, and only to the extent that, the Court of Chancery or the court in which such action was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

         Section 145 further provides that indemnification provided for by
Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled, and that the corporation is empowered to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under
Section 145.

         The Certificate and the Bylaws provide that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or
(iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this provision related to director's liability shall not adversely affect any right or protection of a director of the Company existing immediately prior to such repeal or modification. Further, if the DGCL shall be repealed or modified, the elimination of liability of a director provided in the Certificate and the Bylaws shall be to the fullest extent permitted by the DGCL as so amended.

         The Company has entered into indemnity agreements (the "Indemnity Agreements") with certain of its directors and officers (the "Indemnified Parties"). Under the terms of the Indemnity Agreements, the Company is required to indemnify the Indemnified Parties against certain liabilities arising out of their service for the Company or its subsidiaries. The Indemnity Agreements require the Company (i) to indemnify each Indemnified Party to the fullest extent permitted by law; (ii) to provide coverage for each Indemnified Party under the Company's directors and officers liability insurance policy; (iii) to advance certain expenses incurred by an Indemnified Party; and (iv) to contribute to the amount of expenses, judgments, fines and settlements paid or payable by an Indemnified Party when indemnification is unavailable (including instances in which indemnification is found unlawful by a court of competent jurisdiction) other than for the reasons expressed in the Indemnity Agreements. The Indemnity Agreements provide limitations on the Indemnified Party's rights to indemnification in certain circumstances. The Company may enter into indemnity agreements providing similar rights to any future director, officer or key employee of the Company or its subsidiaries.

         The Company maintains insurance for its officers and directors which provides for indemnification of officers and directors. The premiums for such insurance are paid by the Company.

ITEM 8.  EXHIBITS

         The exhibits included as part of this Registration Statement are as follows:


Exhibit Number             Description
--------------             -----------

     4(a) The Company's Restated Certificate of Incorporation, filed as Exhibit 3(a) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, which exhibit is incorporated herein by reference.

     4(b) The Company's Amended and Restated Bylaws effective as of February 25, 1997, filed as Exhibit 3(b) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, which exhibit is incorporated herein by reference.

     4(c)(1)               AMRESCO, INC. 1995 Employee Stock Purchase Plan.

     5(a)(2)               Opinion of Counsel to Registrant.

     23(a)(2) Consent of Counsel to Registrant (contained in the opinion filed as Exhibit 5(a)).

     23(b)(1)              Consent of Independent Auditors.

     24(a)(2) Power of Attorney (contained in the Company's Registration Statement Form S-8 (File No. 033-58629) filed with the Commission on April 14, 1995 with respect to certain executive officers and directors of the Company).

----------------------------
(1)  Filed herewith.

(2)  Previously filed.

ITEM 9.  UNDERTAKINGS

         (a) The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement, to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 28th day of October, 1998.

                                         AMRESCO, INC.


                                         By:  /s/ L. KEITH BLACKWELL
                                              ----------------------------------
                                              L. Keith Blackwell
                                              Senior Vice President, General
                                              Counsel and Secretary



                                POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes Robert H. Lutz, Jr. and L. Keith Blackwell, Esq., and each of them, as attorneys-in-fact, to sign in his name and on behalf individually and in each capacity designated below, and to file, any amendments, including post-effective amendments, to this Registration Statement.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.



                  SIGNATURE                            TITLE                                  DATE
                  ---------                            -----                                  ----

/s/ ROBERT H. LUTZ, JR.*                    Chairman of the Board and                   October 28, 1998
----------------------------------------    Chief Executive Officer
Robert H. Lutz, Jr.

/s/ ROBERT L. ADAIR III*                    President, Chief Operating                  October 28, 1998
----------------------------------------    Officer and Director
Robert L. Adair III

/s/ BARRY L. EDWARDS*                       Executive Vice President,                   October 28, 1998
----------------------------------------    Treasurer and Chief Financial Officer
Barry L. Edwards                            (Principal Financial Officer)

/s/ RONALD B. KIRKLAND*                     Chief Accounting Officer                    October 28, 1998
----------------------------------------    (Principal Accounting Officer)
Ronald B. Kirkland

/s/ JAMES P. COTTON, JR.*                   Director                                    October 28, 1998
----------------------------------------
James P. Cotton, Jr.

/s/ RICHARD L. CRAVEY*                      Director                                    October 28, 1998
----------------------------------------
Richard L. Cravey

/s/ GERALD E. EICKHOFF*                     Director                                    October 28, 1998
----------------------------------------
Gerald E. Eickhoff

                                            Director
----------------------------------------
Sidney E. Harris

/s/ AMY J. JORGENSEN*                       Director                                    October 28, 1998
----------------------------------------
Amy J. Jorgensen

/s/ BRUCE W. SCHNITZER*                     Director                                    October 28, 1998
----------------------------------------
Bruce W. Schnitzer


*By:/s/ L. KEITH BLACKWELL
    ------------------------------------
     L. Keith Blackwell
     Attorney-in-fact


                                  EXHIBIT INDEX
                                       TO
                       REGISTRATION STATEMENT ON FORM S-8



Exhibit Number             Description
--------------             -----------
     4(a)                  The Company's Restated Certificate of Incorporation,
                           filed as Exhibit 3(a) to the Company's Annual Report
                           on Form 10-K for the fiscal year ended December 31,
                           1997, which exhibit is incorporated herein by
                           reference.

     4(b) The Company's Amended and Restated Bylaws effective as of February 25, 1997, filed as Exhibit 3(b) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, which exhibit is incorporated herein by reference.

     4(c)(1)               AMRESCO, INC. 1995 Employee Stock Purchase Plan.

     5(a)(2)               Opinion of Counsel to Registrant.

     23(a)(2) Consent of Counsel to Registrant (contained in the opinion filed as Exhibit 5(a)).

     23(b)(1)              Consent of Independent Auditors.

     24(a)(2)              Power of Attorney (contained in the Company's
                           Registration Statement Form S-8 (File No. 033-58629) filed with the Commission on April 14, 1995 with respect to certain executive officers and directors of the Company).

------------------------
(1)  Filed herewith.

(2)  Previously filed.